Exhibit 8.1

VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in
Basel-City

CRISPR Therapeutics AG

Aeschenvorstadt 36

4051 Basel

Basel, October 7, 2016

CRISPR Therapeutics AG –Registration Statement on Form S-1

Dear Sirs,

This opinion is being rendered at the request of the Company in connection with the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on September 9, 2016, (the “Registration Statement”), which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I. DOCUMENTS

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have only examined a pdf copy of the Registration Statement.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II. ASSUMPTIONS

In rendering the opinion below, we have assumed:

a)      the offering and sale of the shares being registered by the Registration Statement will be conducted in the manner as described in the Registration Statement;

b)      the Registration Statement has been duly submitted by the Company with the U.S. Securities and Exchange Commission; and

c)      to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Registration Statement are true, complete and accurate.

III. OPINION

Based upon the foregoing and subject to the qualifications set out below, we hereby confirm that as of the date hereof the discussion in the Registration Statement contained under the heading “Taxation—Swiss Tax Considerations” insofar as it addresses matters of Swiss tax law or considerations, represents our opinion with respect to and limited to the matters referred to therein.

IV. QUALIFICATIONS

This opinion is subject to the following qualifications:

a)	This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland. We have not investigated the laws of any jurisdiction other than Switzerland, or any matters of fact.

b)	The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred.

c)	Except as expressly stated herein, we express no opinion as to any other legal matters. We express no opinion as to any non-legal matters.

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. Each person relying on this opinion agrees, in so relying, that only VISCHER AG shall have any liability in connection with this opinion, that the agreement in this Section IV and all liability and other matters relating to this opinion shall be governed exclusively by Swiss law and that the courts in Zurich, Switzerland shall have exclusive jurisdiction to settle any dispute relating to this opinion.

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the registration pursuant to the Registration Statement. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, VISCHER AG

/s/ Nadia Tarolli
Nadia Tarolli